Charles River Laboratories, Inc.	Delaware
Charles River Laboratories Holdings Limited	United Kingdom (England)
Charles River UK Limited	United Kingdom (England)
Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
Charles River Holdings LLC	Delaware
Ballardvale CV	Netherlands
Charles River Nederland BV	Netherlands
Charles River Laboratories Holding SAS	France
Charles River Laboratories France—C.R.L.F. SAS	France
Charles River Laboratories Belgium SPRL	Belgium
Charles River Laboratories Espana SA	Spain
Charles River Laboratories Japan, Inc.	Japan
Charles River Germany Verwaltungs GmbH	Germany
Charles River Laboratories Italia Srl	Italy
Charles River Germany GmbH & Co. KG	Germany
Charles River Laboratories Preclinical Services Poland Sp. Z.o.o.	Poland
Charles River Laboratories Preclinical Services Ireland Limited	Ireland
Entomology Europe Limited	Ireland
Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland
Charles River Laboratories, Research Models and Services, Germany GmbH	Germany
Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
Charles River Laboratories Group	United Kingdom (Scotland)
Charles River Laboratories Holdings Scotland	United Kingdom (England)
Charles River Laboratories Preclinical Services Edinburgh Ltd.	United Kingdom (Scotland)
Charles River Clinical Services Edinburgh Ltd.	United Kingdom (Scotland)
Inveresk Research (Canada) ULC	Nova Scotia, Canada
Charles River Laboratories Preclinical Services Montreal, ULC	Nova Scotia, Canada
Charles River Laboratories Australia Pty. Ltd.	Australia
Zhanjiang A&C Biological Ltd.	China
Charles River Laboratories Korea	Korea

Charles River Laboratories Asia Holdings Limited	Hong Kong
Charles River Laboratories Preclinical Services Hong Kong Limited	Hong Kong
Charles River Laboratories Greater China Preclinical Services Shanghai Co. Ltd.	China
Charles River Biopharmaceutical Services, GmbH	Germany
Charles River Discovery Research Services International, Inc.	Michigan
Charles River Discovery Research Services, Inc.	Michigan
Charles River Laboratories India Private Limited	India
Charles River Discovery Research Services Finland	Finland
Systems Pathology Company, LLC	Delaware
Accugenix, Inc.	Delaware
Beijing Vital River Laboratory Animal Technology Co. Ltd.	China
Accugenix GmbH	Germany
Charles River Endotoxin and Microbial Detection Europe SAS	France
Charles River USA Holdings LLC	Delaware
Charles River Laboratories Bangladesh Ltd.	Bangladesh